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                                                                   Exhibit 25.3



                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM T-1
                                  --------

                          STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


    A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                            (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

  ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)



                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                             ----------------------
                             AMCORE FINANCIAL, INC.
       (EXACT NAME OF OBLIGORS AS SPECIFIED IN THEIR TRUST AGREEMENTS)


              NEVADA                                     36-3183870
         (STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)

        C/O AMCORE FINANCIAL, INC.
        501 SEVENTH STREET
        ROCKFORD, ILLINOIS                               61104
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)



       SERIES B CAPITAL SECURITIES GUARANTEE OF AMCORE FINANCIAL, INC.
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
         PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by
            Section 321(b) of the Act.


                                      2


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         7. A copy of the latest report of condition of the
            trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of April, 1997.


                         THE FIRST NATIONAL BANK OF CHICAGO,
                         TRUSTEE

                         BY /s/ Steven M. Wagner
                           ------------------------------
                            STEVEN M. WAGNER
                            VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF ITT CORPORATION, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996 (REGISTRATION NO. 333-07221).




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


                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT


                                                    April 11, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Indenture of AMCORE Financial, Inc. relating to the Junior Subordinated Debentures, dated as of March 25, 1997 between AMCORE Financial, Inc. and The First National Bank of Chicago; the qualification of the Amended and Restated Declaration of Trust of AMCORE Capital Trust I, dated as of March 25, 1997 among the Administrative Trustees named therein, The First National Bank of Chicago, First Chicago Delaware, Inc. and AMCORE Financial, Inc.; and the qualification of the Series B Capital Securities Guarantee of AMCORE Financial, Inc. for the benefit of the holders of the 9.35% Series B Capital Securities of AMCORE Capital Trust I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         THE FIRST NATIONAL BANK OF CHICAGO



                         BY: /s/ Steven M. Wagner
                            -------------------------------
                             STEVEN M. WAGNER
                             VICE PRESIDENT



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



                                   EXHIBIT 7


Legal Title of Bank:   The First National Bank of Chicago  Call Date: 12/31/96  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                     Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                              C400
                                                                                  DOLLAR AMOUNTS IN           -----            <-
                                                                                     THOUSANDS          RCFD  BIL MIL THOU  -------
                                                                                ---------------------   ----  ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)..................                          0081     4,586,399    1.a.
    b. Interest-bearing balances(2)...........................................                          0071     5,224,838    1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)..............                          1754             0    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)...........                          1773     3,335,304    2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold.....................................................                          0276     4,157,626    3.a.
    b. Securities purchased under agreements to resell........................                          0277        96,125    3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
       RC-C)..................................................................  RCFD 2122  23,448,929                         4.a.
    b. LESS: Allowance for loan and lease losses..............................  RCFD 3123     419,373                         4.b.
    c. LESS: Allocated transfer risk reserve..................................  RCFD 3128           0                         4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)...................................                          2125    23,029,556    4.d.
5.  Assets held in trading accounts...........................................                          3545     7,888,514    5.
6.  Premises and fixed assets (including capitalized leases)..................                          2145       701,700    6.
7.  Other real estate owned (from Schedule RC-M)..............................                          2150        11,061    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)............................................                          2130        62,681    8.
9.  Customers' liability to this bank on acceptances outstanding..............                          2155       480,933    9.
10. Intangible assets (from Schedule RC-M)....................................                          2143       303,014   10.
11. Other assets (from Schedule RC-F).........................................                          2160     1,745,155   11.
12. Total assets (sum of items 1 through 11)..................................                          2170    51,622,906   12.

-------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of Chicago  Call Date:   09/30/96 ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                     Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------


SCHEDULE RC-CONTINUED

                                                                              DOLLAR AMOUNTS IN
                                                                                   Thousands                 BIL MIL THOU
                                                                             --------------------            ------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)........................................                         RCON 2200  22,032,796   13.a.
       (1) Noninterest-bearing(1).........................................   RCON 6631  9,190,670                          13.a.(1)
       (2) Interest-bearing...............................................   RCON 6636 12,842,126                          13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)..................................                        RCFN 2200  10,861,857   13.b.
       (1) Noninterest bearing.............................................  RCFN 6631    285,745                          13.b.(1)
       (2) Interest-bearing................................................  RCFN 6636 10,576,382                          13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased.............................................                        RCFD 0278   2,639,255   14.a.
    b. Securities sold under agreements to repurchase .....................                        RCFD 0279      66,564   14.b.
15. a. Demand notes issued to the U.S. Treasury............................                        RCON 2840     121,352   15.a.
    b. Trading Liabilities.................................................                        RCFD 3548   5,793,742   15b.
16. Other borrowed money:
    a. With original maturity of one year or less..........................                        RCFD 2332   2,665,232   16.a.
    b. With original  maturity of more than one year.......................                        RCFD 2333      58,105   16b.
17. Mortgage indebtedness and obligations under capitalized
    leases.................................................................                        RCFD 2910     285,671   17.
18. Bank's liability on acceptance executed and outstanding................                        RCFD 2920     480,933   18.
19. Subordinated notes and debentures......................................                        RCFD 3200   1,400,000   19.
20. Other liabilities (from Schedule RC-G).................................                        RCFD 2930   1,199,147   20.
21. Total liabilities (sum of items 13 through 20).........................                        RCFD 2948  47,604,654   21.
22. Limited-Life preferred stock and related surplus.......................                        RCFD 3282           0   22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..........................                        RCFD 3838           0   23.
24. Common stock...........................................................                        RCFD 3230     200,858   24.
25. Surplus (exclude all surplus related to preferred stock)...............                        RCFD 3839   2,934,523   25.
26. a. Undivided profits and capital reserves..............................                        RCFD 3632     865,652   26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities..........................................................                        RCFD 8434      18,441   26.b.
27. Cumulative foreign currency translation adjustments....................                        RCFD 3284      (1,222)  27.
28. Total equity capital (sum of items 23 through 27)......................                        RCFD 3210    4,018,252  28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)..................................                        RCFD 3300   51,622,906  29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent external
                                                                                                  Number
                                                                                                ---------------
     auditors as of any date during 1995 RCFD 6724..........................RCFD 6724 ......... N/A                        M.1.
                                                                                                ---------------


1 = Independent audit of the bank conducted in accordance           4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company          5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing            auditors
    standards by a certified public accounting firm which           6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company                auditors
    (but not on the bank separately)                                7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                 8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)


------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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